               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                             WORLD WIDE INCOME TRUST




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)


                      _                                               _
                     |        ______________________  |
FORMULA:             |       |            |
                     |  /\ n  |         ERV           |
           T  =      |    \  |      ---------------------------     |  - 1
                     |     \ |          P            |
                     |      \|           |
                     |_                 _|

           T = AVERAGE ANNUAL TOTAL RETURN
           n = NUMBER OF YEARS
          ERV = ENDING REDEEMABLE VALUE
           P = INITIAL INVESTMENT


                                                                (A)
  $1,000             ERV AS OF           NUMBER OF           AVERAGE ANNUAL
 INVESTED - P        31-Oct-95           YEARS - n           TOTAL RETURN - T
-------------       -----------         -----------        ------------------
  31-Oct-94           $1,074.50            1.00                  7.45%

  31-Oct-90           $1,229.30            5.00                  4.22%

  30-Mar-89           $1,492.30            6.587                 6.27%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)


                      _                                               _
                     |        ______________________  |
FORMULA:             |       |            |
                     |  /\ n  |          EV           |
           t  =      |    \  |      ---------------------------     |  - 1
                     |     \ |          P            |
                     |      \|           |
                     |_                 _|

                      EV
           TR  =    ----------       - 1
                      P


       t = AVERAGE ANNUAL TOTAL RETURN
           (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
      EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
       P = INITIAL INVESTMENT
      TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                 (C)                             (B)
  $1,000          EV AS OF       TOTAL          NUMBER OF       AVERAGE ANNUAL
 INVESTED - P     31-Oct-95      RETURN - TR    YEARS - n      TOTAL RETURN - t
---------------   ----------     -----------    ----------     ----------------

   31-Oct-94       $1,124.50       12.45%          1.00             12.45%

   31-Oct-90       $1,246.80       24.68%          5.00              4.51%

   30-Mar-89       $1,492.30       49.23%          6.587             6.27%


(D)       GROWTH OF $10,000
(E)       GROWTH OF $50,000
(F)       GROWTH OF $100,000


FORMULA:  G= (TR+1)*P
          G= GROWTH OF INITIAL INVESTMENT
          P= INITIAL INVESTMENT
          TR= TOTAL RETURN SINCE INCEPTION


                                            (D)                        (E)                       (F)
                     TOTAL                 GROWTH OF                  GROWTH OF                 GROWTH OF
INVESTED - P         RETURN - TR           $10,000 INVESTMENT - G     $50,000 INVESTMENT - G    $100,000 INVESTMENT - G
------------       ----------------       -----------------------    ----------------------   -------------------------
 30-Mar-89              49.23                     $14,923                  $74,615                   $149,230


                   SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                       DEAN WITTER WORLD WIDE INCOME TRUST
                          30 day Yield as of 10/31/95




                                    6
      YIELD = 2{ [ ((a-b)/c * d) + 1] -1}



      WHERE:     a = Dividends and interest earned during the period

                 b = Expenses accrued for the period

                 c = The average daily number of shares outstanding
                     during the period that were entitled to receive dividends

                 d = The maximum offering price per share on the last
                     day of the period


                                                                         6
      YIELD = 2{ [(( 1,007,086.14 - 226,318.00)/15,963,307 * 9.06)+1] -1}

          = 6.568788%